Execution Version

        DEBT CONVERSION AGREEMENT (this "Agreement") dated as of September 9, 2009, by and among (i) ROOMLINX, INC., a Nevada corporation (the "Company"), and (ii) LEWIS OPPORTUNITY FUND L.P. (the "Majority Holder").

                              W I T N E S S E T H

        WHEREAS, Schedule I hereto sets forth, among other things, the holders (the "Debenture Holders") and current outstanding principal amounts of Convertible Debentures issued by the Company on June 12, 2007 (the "Debentures") ; and

        WHEREAS, the Majority Holder is the holder of a majority of the currently outstanding principal amount of the Debentures; and

        WHEREAS, the Majority Holder desires to convert the entire currently outstanding principal amount of its Debentures into shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), as well as, on behalf of the other Debenture Holders, convert the entire currently outstanding principal amount of all other outstanding Debentures; and

        WHEREAS, the Company desires to take such actions as may be necessary or appropriate in connection with the conversion of the Debentures held by the Debenture Holders into shares of the Company's Common Stock, all upon the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

                1. Conversion of Debentures. The Majority Holder hereby notifies the Company of its determination to convert, subject to the Company's fulfillment of its obligation under Section 2 hereof and on behalf of all of the Debenture Holders, the entire currently outstanding principal amount of all Debentures held by all of the Debenture Holders into the number of shares of Common Stock set forth on Schedule I hereto at a conversion price of $0.02 per share and request that the Company deliver the certificates representing such shares of Common Stock to the converting Debenture Holders.

        2. Payment of Interest. In connection with the conversion of the Debentures, the Company shall pay to each Debenture Holder (i) all accrued but unpaid interest through the date hereof in shares of Common Stock in accordance with and pursuant to the terms of the Debentures and (ii) in immediately available funds, an additional amount equal to interest that would accrue on the currently outstanding principal amount of Debentures over a one (1) year period if the Debentures would not have been converted (the "Additional Interest"). The amount of the Additional Interest to be paid by the Company to each Holder is set forth on Schedule I hereto.

        3. Amendments. In accordance with Section 12 of the Debentures and Section 4.9 of the Securities Purchase Agreement dated June 12, 2007 pursuant to which the Debentures were originally purchased (the "SPA"), which sections provide that the Debentures may be modified or amended with the written consent of the holders of a majority of the then outstanding principal amount of Debentures and the Company and that actions by the Debenture Holders under the SPA are to be taken by the holders of a majority of the then outstanding principal amount of Debentures, (i) each of the Debentures is hereby amended to provide that it may be automatically converted in full upon the determination of the holders of a majority of the then outstanding principal amount of Debentures to convert all Debentures held by all of the Debenture Holders in full and the notification to the Company of such determination and
(ii) the SPA is hereby amended by deleting Section 4.1 thereof.

        4. Governing Law. This Agreement and the provisions hereof are to be construed according to and are governed by the laws of the State of Colorado, without regard to principles of conflicts of laws thereof.

        5. Amendment. This Agreement may be modified or amended or the provisions hereof waived only with the written consent of the Majority Holder and the Company.

        6. Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more counterparts. All counterparts shall constitute one and the same instrument.


                            [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have executed this Debt Conversion Agreement as of the date first written above.

                                        ROOMLINX, INC.


                                                By: __________________________
                                                       Name:
                                                       Title:

                                        LEWIS OPPORTUNITY FUND L.P.


                                                By: __________________________
                                                       Name:
                                                       Title:


                                   SCHEDULE I

   Convertible Debentures Converted into Common Stock and Additional Interest

The following table lists the outstanding principal amount of Convertible Debentures being converted by each Debenture Holders, the number of shares of Common Stock to be issued to each Debenture Holder upon conversion thereof and the amount of Additional Interest to be paid to each Debenture Holder pursuant to Section 2 of the Debt Conversion Agreement.



INVESTOR                                    OUTSTANDING    SHARES OF  ADDITIONAL
                                             PRINCIPAL      COMMON   INTEREST TO
                                             AMOUNT OF    STOCK ISSUED  BE PAID
                                            CONVERTIBLE      UPON
                                         DEBENTURES BEING CONVERSION
                                             CONVERTED

Lewis Opportunity Fund L.P. ..............    $1,219,800   60,990,000   $ 73,188

Warren M. Duffy ..........................    $   75,000    3,750,000   $  4,500

Martin Leibowitz Revocable Trust .........    $   50,000    2,500,000   $  3,000

MIN Capital Corp. Retirement Trust .......    $   50,000    2,500,000   $  3,000

Carmine and Barbara Santandrea ...........    $   75,000    3,750,000   $  4,500

Andrew J. Kunar ..........................    $   50,000    2,500,000   $  3,000

Heller Capital Investments, LLC ..........    $  300,000   15,000,000   $ 18,000

Jill Solomon .............................    $   50,000    2,500,000   $  3,000
TOTAL ....................................    $1,869,800   93,490,000   $112,188